UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☐

Filed by a party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

Dennis J. Wilson

Anamered Investments Inc.

LIPO Investments (USA), Inc.

Wilson 5 Foundation

Wilson 5 Foundation Management Ltd.

Five Boys Investments ULC

Shannon Wilson

Low Tide Properties Ltd.

House of Wilson Ltd.

Laura Gentile

Eric Hirshberg

Marc Maurer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dennis J. Wilson, together with the other participants named herein, intends to file a proxy statement and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of his slate of highly qualified director candidates at the 2026 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2026 Annual Meeting”) of lululemon athletica inc. (the “Company”), and for the approval of a business proposal to be presented at the 2026 Annual Meeting.

On April 7, 2026, Mr. Wilson issued advertisements on social media and search engines, copies of which are attached hereto as Exhibit 1 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Wilson, together with the other Participants (as defined below), intends to file with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card to be used to solicit proxies from the shareholders of the Company in connection with the 2026 Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile, and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in an amendment to Schedule 13D filed by the Participants with the SEC on March 30, 2026 and is available here. By virtue of the relationship among the Participants as members in a Schedule 13(d) group, all the Participants, individually, are deemed to beneficially own the 9,904,856 shares of Common Stock of the Company, par value $0.005 (of which 5,115,961 are shares of the Company’s special voting stock paired with an equal number of exchangeable shares of Lulu Canadian Holding, Inc., on a fully-converted basis) owned in the aggregate by all of the Participants.

Exhibit 1

LinkedIn Creativity First lulu 48 followers Promoted The retail landscape is changing, and lululemon’s leadership needs to change with it. It’s time to bring new voices into the boardroom and rethink how decisions are made to drive real change. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq CREATIVITY lululemon FIRST $LULU 2Y -65% from 12/30/2023 to 10/06/2025* lulu’s Board has fumbled the bag. Learn more at creativityfirstlulu.com * The day before Chip Wilson pubished an ad in The Wall Street Jowrnal Time to Refresh lulu’s leadership creativityfirstlulu.com Learn more

Creativity First lulu 48 fol lowers Promoted lululemon has forgotten its north star. Continued brand deterioration contributed to a 65.9% stock price drop in less than two years. Board accountability is needed. It’s time to refresh and reignite lulu’s Board. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq CREATIVITY Llulemon FIRST ... $LULU 2Y -65% from 12/30/2023 to 10/06/2025* lulu’s Board has fumbled the bag. Learn more at creativityfirstlulu.com . The day before Chip Wilson publishad an ad in The Wall Street Journal lululemon Has Lost Its Way creativityfirstlulu.com Learn more

CRSATIITT PIRST Creativity First lulu 48 followers Promoted lululemon needs more than a refresh, it needs a reset. The Board issues must be addressed, leadership rethought, and a new perspective brought in to move the brand forward again. It’s time to clean house. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq CREATIVITY lululemon FIRST lululemon’s Spring Eleaning CHECKLIST DECLASSIFY BOARD FRESHEN UP LEADERSHIP REVIVE THE BRAND The Turnaround lulu Needs creativityfirstlulu.com Leam more

CHATIVTY FIRST Creativity First lulu 48 followers Promoted The path forward requires courage, and lululemon needs a Board that can be trusted to lead it lululemon must embrace bolder decision-making to survive. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq CREATIVITY LueFIRST ... REVIVE VISION THROUGH BOLD LEADERSHIP Survival of the Brand Requires Courage 01 Put product back the center. Empower cre > iv leadership, not ju financial types. The Change lulu Needs The Change lulu Needs

Creativity First lulu 48 followers Promoted The path forward requires courage, and lululemon needs a Board that can be trusted to lead it. lululemon must embrace bolder decision-making to survive. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq VITY RST CREATIVITY FIRST ... v 01 Put product back at the center. Empower creative leadership, not just financial types. Rebuil knowledg system > ha deliver prod nine month two y Tihe Change lulu Needs The Change lulu Needs

ORLATIUIT FIRST Creativity First lulu 48 followers Promoted The path forward requires courage, and lululemon needs a Board that can be trusted to lead it. lululemon must embrace bolder decision-making to survive. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq .... at it 02 Rebuild the knowledge and systems that can deliver product in nine months, not two years. 03 Stop ch at the e bra custom their lo The Change lulu Needs The Change lul

Creativity First lulu 48 followers Promoted The path forward requires courage, and lululemon needs a Board that can be trusted to lead it. lululemon must embrace bolder decision-making to survive. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq CREATIVITY FIRST ... 02 I the and ct in not tars. v 03 Stop chasing revenue at the expense of the brand value customers have built their loyalty around. > The Change lulu Needs The Cha

CREATIVITY FIRST Creativity First lulu 48 followers Promoted The path forward requires courage, and lululemon needs a Board that can be trusted to lead it. lululemon must embrace bolder decision-making to survive. Additional legal information can be found at: https://Inkd.in/eHfC7Gpq ... hasing revenue expense of the hers have built yalty around. 04 Recommit to its north star, the original muse—a woman who inspires culture, not just follows it. lu Needs The Change lulu Needs

Reddit wcreativityfirst_lulu . Promoted lululemon no longer stands out in the market. Legal info: www.creativityfirstiulu.com — CREATIVITY FIRST lululemon crestivityfirstlulu.com Lear More u/creativityfirst_lulu . Promoted Once a leader in athleisure, lululemon now lags rivals. Legal info: www.creativityfirstlulu.com CREATIVITY FIRST lululemon crwwwtyfirstlulu.com Lewrn Morw

u/creativityfirst lulu . Promoned Anyone else drifting away from lululemon? I shop at other brands now. Legal info: www.creativityfirstlulu.com lululemon CREATIVITY FIRST creatiityfrstlulu.com Leam Mora u/creativityfirst_lulu . Promoted What happened to lululemon? What actuelly happened to lululemon? This was a brand that uved to mean something. It led with product. It took risks. It felt culturally relevant in a way very fewr companies ever manage to pull oft And yet, somewhere along the way, that leadership cisappeared. You can see it in the products. You can feel it in the stores. And you can definitely see it in the stock price. We’re looking at a business that’s lost momentum, shed institutional knowledge, and drifted toward the middle—trying to be everything t ... 1 Vate REATIVITY FIRST 0 Share u/creativityfirst_lulu .. Promoted lululemon lost the plot lululemon didn’t lose relevance because the market changed. It lost relevance because it forget who it was designing products for. The brand used to be inspired by a woman who shaped culture. not one who followed it. Somewhere along the way. that muse disappeared. In trying to appeal to everyone, lululemon diluted the very idemity than made it powerful. The result? Roughly half of the market cap once earned through brand power alone—gone. Great brands don’t win by playing it safe. They win by bein .... Vote ... REATIVITY anm FIRST Share